CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 19, 1997, in the Registration Statement on Form S-1 of First South Africa Corp., Ltd. (the "Company") and the related Prospectus contained therein with respect to the registration of certain debentures and shares of Common Stock underlying such debentures, certain Placement Warrant and purchase options of the Company.




/s/Price Waterhouse
PRICE WATERHOUSE
SANDTON, SOUTH AFRICA


December 5, 1997